Exhibit 10.7.1

AMENDMENT TO

DEFERRED FINANCING FEE AGREEMENT

THIS AMENDMENT TO DEFERRED FINANCING FEE AGREEMENT, dated as of March 7, 2005 (this “Amendment”), is entered into by and between FREIGHTCAR AMERICA, INC. (formerly known as Rabbit Hill Holdings, Inc.), a Delaware corporation (“FCA”), and CARAVELLE INVESTMENT FUND, L.L.C. (“Caravelle”).

RECITALS:

WHEREAS, FCA and Caravelle are parties to that certain Deferred Financing Agreement, dated as of June 3, 1999 (the “Agreement”); and

WHEREAS, FCA and Caravelle desire to amend certain provisions in the Agreement relating to the termination of the Agreement, subject to the terms and conditions set forth herein.

NOW THEREFORE, the parties hereto agree as follows:

1. Definitions. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

2. Amendment. The Agreement is hereby amended by replacing Section 4 of the Agreement in its entirety to read as follows:

“Section 4. Termination. This Agreement will terminate automatically upon the earlier of (a) the date on which Caravelle shall own less than 1,250 shares of Common Stock (other than due to a recapitalization of the Company, whether by reclassification, merger, reorganization or otherwise) or (b) an initial public offering of the Company’s common stock and the payment of a termination fee of $100,000 to Caravelle, which amount shall be payable promptly following the completion of such initial public offering. The provisions of Section 2 shall survive any termination of this Agreement.”

3. No Further Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect. Each party agrees to be bound by all of the terms of the Agreement, as amended hereby.

4. Miscellaneous. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FREIGHTCAR AMERICA, INC.

By:	/s/ Kevin P. Bagby
Name:	Kevin P. Bagby
Title:	Chief Financial Officer

CARAVELLE INVESTMENT FUND, L.L.C.

By:	/s/ Jay Bloom
Name:	Jay Bloom
Title: